UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

Exodus Movement, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42047	81-3548560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15418 Weir St. #333
Omaha, Nebraska		68137
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 833 992-2566

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	EXOD	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On November 24, 2025, Exodus Movement, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with W3C Corp. (the “Target”) and Garth Howat (“Seller”), pursuant to which the Company agreed to acquire from Seller all of the issued and outstanding shares of capital stock of the Target (the “Transaction”). The Target and its subsidiaries include Monavate Holdings Ltd. and its subsidiaries (collectively, “Monavate”) and Baanx.com Ltd. and Baanx US Corp (collectively, “Baanx”). Monavate is a global leader in payment solutions for fintech, Web3 and global enterprises, and Baanx is a leading provider of non-custodial cards and B2B2C digital asset services.

Pursuant to the Purchase Agreement, the Company will acquire the Target for aggregate cash consideration of approximately $175 million, subject to customary adjustments for indebtedness, cash, working capital and transaction expenses. The purchase price payable at closing will be reduced by the outstanding amounts of the Pre-Closing Seller Loan as more fully described below. In addition, Seller has agreed that a portion of the purchase price consideration otherwise payable to Seller will be used to fund transaction-related bonus payments to certain key recipients in an aggregate amount of approximately $32.9 million, which amount will reduce the purchase price dollar-for-dollar, with approximately $16.0 million of such amount structured as retention bonuses that will vest and become payable subject to the applicable recipients’ continued employment with the Target or its affiliates through the 12-month anniversary of the Transaction’s closing, subject to customary exceptions set forth in the applicable award documentation. Any portion of the retention bonus that is forfeited in accordance with its terms will be reallocated among the other recipients, including by increasing the amounts payable to such recipients, by the Target after reasonable consultation with the Company if occurring prior to closing, and by the Company in its sole discretion after reasonable consultation with the Target if occurring following closing.

The purchase price is expected to be funded with a combination of cash on hand and financing from the Company’s credit facility with Galaxy Digital, which is secured by the Company's Bitcoin holdings. The Transaction is expected to close in 2026, subject to the satisfaction or waiver of customary closing conditions, including (i) the accuracy, as of the closing date, of each party’s representations and warranties (subject to agreed materiality standards); (ii) the performance in all material respects of the parties’ respective covenants; (iii) receipt of specified regulatory change-in-control and licensing approvals, including approvals from the U.K. Financial Conduct Authority and the Bank of Latvia (collectively, the “Regulatory Approvals”); and (iv) delivery of customary officer’s certificates.

The Purchase Agreement includes customary termination rights for each party, including the right to terminate, (i) by mutual written consent of the Company and Seller, (ii) if the Transaction has not been consummated by August 18, 2026 (the “Outside Date”) (which may be extended unilaterally by either party for an additional 90-day period in accordance with the terms of the Purchase Agreement), (iii) by either party if there is a material inaccuracy of any representation or warranty made, or material breach of any covenant, by the other party, which would prevent the satisfaction of the closing conditions, (iv) by the Company if the Regulatory Approvals are refused or granted subject to conditions that are materially detrimental to the Company and would be reasonably likely to materially and adversely impact the Target and its subsidiaries, and (v) by either party if the U.K. Financial Conduct Authority refuses to approve the transaction or any governmental agency has enjoined the consummation of the Transaction. The Purchase Agreement contains certain representations and warranties and covenants as specified therein, including such provisions as are customary for a transaction of this nature.

The foregoing summary of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Purchase Agreement is filed to provide investors with information regarding its terms. The representations, warranties and covenants contained therein were made only for purposes of that agreement and as of specific dates, were made solely for the benefit of the parties thereto, may be subject to qualifications and limitations agreed by the contracting parties, and may be subject to standards of materiality different from those applicable to investors. Accordingly, investors should not rely on those provisions as characterizations of the actual state of facts or condition of the parties.

Pre-Closing Seller Loan

On November 18, 2025, concurrently with execution of the Purchase Agreement, the Company entered into a secured promissory note (the “Pre-Closing Seller Loan”) with Garth Howat, pursuant to which the Company extended a loan in the principal amount of $10 million to Mr. Howat. The Pre-Closing Seller Loan bears interest at a rate of 6.00% per annum, calculated on a 365-day year, compounded quarterly and capitalized and added to principal, and is secured by a pledge of Mr. Howat’s equity interests in the Target. All principal and accrued interest are due and payable on the earlier of (i) the closing of the Transaction and (ii) specified termination events described in the Pre-Closing Seller Loan. Upon consummation of the Transaction, the principal amount and accrued interest will be offset against the purchase-price payment otherwise payable to Mr. Howat under the Purchase Agreement. The Pre-Closing Seller Loan contains customary representations, covenants, events of default and acceleration provisions. The foregoing summary of the

Pre-Closing Seller Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the secured promissory note, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Term and Delayed-Draw Term Facility

On November 18, 2025, in connection with the Transaction, the Company entered into a Loan Agreement (the “Loan Agreement”) with Target, as borrower and guarantor, pursuant to which the Company agreed to make available to Target (i) a term loan facility in an aggregate principal amount of $60 million (the “Term Facility”) and (ii) a delayed-draw term loan facility in an aggregate principal amount of $10 million (the “Delayed Draw Facility,” and together with the Term Facility, the “Facilities”).

Loans under the Term Facility bear interest at a rate of 12.00% per annum, calculated on a 360-day year and compounded monthly. Loans under the Delayed Draw Facility bear interest at a rate of 6.00% per annum, compounded quarterly. All accrued interest is capitalized and added to principal. The Facilities mature on the earlier of (i) completion of the Transaction and (ii) the date falling 12 months after the first borrowing under the Term Facility, subject to extension as provided in the Loan Agreement if specified regulatory approvals remain pending or within a certain period as specified in the Loan Agreement if the Purchase Agreement is terminated; provided, however, that the Delayed Draw Facility will only become payable in the event of a breach by W3C as more fully described in the Delayed Draw Facility. The borrower may prepay outstanding amounts in whole or in part, subject to the payment of the Fees (as defined below) and customary notice requirements.

The Loan Agreement provides for (i) a one-time upfront fee of 2% of the Term Facility commitments, payable at initial funding, and (ii) an exit fee of up to $7.2 million, less the aggregate of the upfront fee and any capitalized interest at the time of repayment (the “Fees”). All obligations under the Facilities are secured by assets of the Target and its subsidiaries, subject to customary exceptions. The Facility Agreement contains customary affirmative and negative covenants, including restrictions on additional indebtedness, liens, asset sales, acquisitions and distributions; a minimum-liquidity covenant; and customary events of default (including non-payment, covenant breach and insolvency).

The foregoing summary of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On November 24, 2025, the Company issued a press release regarding the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

On November 24, 2025, the Company provided supplemental information regarding the Transaction in connection with presentations to investors. A copy of each investor presentation regarding the Transaction is attached hereto as Exhibit 99.2 and Exhibit 99.3.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless specifically identified as being incorporated therein by reference.

(d) Exhibits

Exhibit numbers	Description
10.1	Stock Purchase Agreement, dated as of November 24, 2025, by and among Exodus Movement, Inc., W3C Corp., and Garth Howat
10.2	Secured Promissory Note (Pre-Closing Seller Loan), dated as of November 18, 2025, between Exodus Movement, Inc. and Garth Howat
10.3	Loan Agreement (Term Facility and Delayed-Draw Term Facility), dated as of November 18, 2025, between, among others, Exodus Movement, Inc. as Lender and W3C Corp as Borrower
99.1	Press release dated November 24, 2025
99.2	Investor Presentation of Exodus Movement, Inc., dated November 24, 2025
99.3	Supplemental Investor Presentation of Exodus Movement, Inc., dated November 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, regarding Exodus Movement, Inc. (“Exodus,” the “Company,” “we,” “our,” or “us”) that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this Form 8-K, including, without limitation, statements regarding the expected timing, likelihood, or completion of the proposed acquisition, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” or the negative of these words or other similar expressions. You should not rely on forward-looking statements as predictions of future events.

These statements are based on our current expectations and projections about future events and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such statements, including, among others, our ability to obtain required regulatory approvals, satisfy closing conditions, secure and maintain the necessary financing on expected terms, and consummate the acquisition on the anticipated terms and timeline, as well as other risks and uncertainties set forth in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statements contained in this Form 8-K to reflect events or circumstances after the date hereof, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXODUS MOVEMENT, INC.

Date:	November 24, 2025	By:	/s/ James Gernetzke
James Gernetzke, Chief Financial Officer